Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Announces Pricing of $1.540 Billion of Secured Tower Revenue Securities

Boca Raton, Florida, October 8, 2014

SBA Communications Corporation (NASDAQ: SBAC) (“SBA” or “the Company”) announced today that an indirect subsidiary of SBA has priced an offering of $1.540 billion of Secured Tower Revenue Securities. The offering includes $920 million of series 2014-1C securities which have an anticipated repayment date of October 2019 and a final maturity date of October 2044, and $620 million of series 2014-2C securities which have an anticipated repayment date of October 2024 and a final maturity date of October 2049 (collectively, the “Offered Securities”). The Offered Securities will be issued by SBA Tower Trust and will be guaranteed by SBA Guarantor LLC and SBA Holdings LLC.

The Offered Securities will have a blended interest rate of 3.289% and a weighted average life through the anticipated repayment date of 7.0 years. The series 2014-1C securities will have an interest rate of 2.898% per annum, and the series 2014-2C securities will have an interest rate of 3.869% per annum.

Net proceeds from this offering will be used to make a cash distribution to SBA Senior Finance, LLC which will further distribute or contribute such amount to one or more other SBA entities, directly or indirectly, to be used (1) to prepay in full $680 million outstanding of series 2010-1C securities, (2) to pay off $300 million on the revolving credit facility incurred to repay the 4% Convertible Senior Notes due October 1, 2014, and (3) for general corporate purposes. The offering of the Offered Securities is expected to close on or about October 15, 2014.

The Offered Securities were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to institutional investors that qualify as “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and to certain non-“U.S. persons” in “offshore transactions” as defined in, and in reliance on Regulation S under the Securities Act. The Offered Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not and will not constitute an offer to sell any of the Offered Securities or the solicitation of an offer to buy the Offered Securities, nor shall there be any sale of the Offered Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central and South America. By “Building Better Wireless”, SBA generates revenue from two primary businesses - site leasing and site development services. SBA’s primary focus is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts.

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements regarding the offering of the Offered Securities and the intended use of the net proceeds. These forward-looking statements may be affected by risks and uncertainties in SBA’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in SBA’s SEC filings, including SBA’s report on Form 10-K filed with the SEC. SBA wishes to caution readers that certain important factors may have affected and could in the future affect SBA’s actual results and could cause SBA’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of SBA, including the risk that the offering of the Offered Securities cannot be successfully completed. SBA undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Mark DeRussy, CFA

Vice President, Finance

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431